CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1172/1174 to the Registration Statement on Form N-1A of Advisor Series Trust and to the use of our report dated February 28, 2025 on the financial statements and financial highlights of Capital Advisors Growth Fund, a series of Advisor Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 24, 2025